EXHIBIT 99


FOR IMMEDIATE RELEASE                       Contact: Michael B. Perrine
---------------------                                Chief Financial Officer
                                                     (512) 347 - 8787 Ext 119

TRAVIS BOATS REPORTS FIRST QUARTER FISCAL 2004 RESULTS AND 26% REDUCTION IN PRE-TAX LOSS

AUSTIN, TEXAS (February 3, 2004) - Travis Boats & Motors, Inc. (Nasdaq/TRVS) today reported the results of operations for the Company's first quarter of fiscal 2004 ended December 31, 2003.

The Company reported a pre-tax loss of approximately $4.0 million, on net sales of $13.3 million for the three months ended December 31, 2003 versus a pre-tax loss of approximately $5.4 million, on net sales of $17.9 million for the same quarter of the prior fiscal year.

For the quarter ended December 31, 2003, the Company, after preferred stock dividends, reported a net loss of $4.1 million ($.96 per basic and diluted share). Comparatively, for the quarter ended December 31, 2002, the Company, after inclusion of an income tax benefit of $1.8 million and preferred stock dividends, reported a net loss of $3.7 million ($.86 per basic and diluted share).

The Company had 30 and 34 stores in operation on December 31, 2003 and 2002, respectively. Comparable store sales declined 21.0% (30 stores in base) for the quarter ended December 31, 2003. For comparative purposes, comparable store sales excluding the impact of the sale of yachts and off-shore fishing boats declined by approximately 1.6%.

Comparable store sales were primarily impacted by product and brand transition. This included the previously announced elimination of our yacht sales. Additionally, during the fall of 2003, the Company began the introduction of new models of off-shore fishing boats to replace its previously carried comparable product line. The Company's significant initial stocking requirements contributed to only a limited assortment and selection of the new boats being received by the Company during the quarter. The impact to net sales of yachts and off-shore fishing boats from these and other related issues was a decrease of approximately $3.3 million in sales for the quarter ended December 31, 2003 versus the same quarter of the prior fiscal year.

Mark Walton, President, commented, "A key goal for the Company has been the consolidation of our vendor relationships to improve inventory turns, assortments and product consistency in our stores. The goals have resulted in a solidified assortment and we look forward to filling the pipeline and selling these exciting new products."

Mr. Walton continued, "Naturally, we are also excited about these beginning weeks of our Boat Show season which traditionally begins in January and continues through the end of March. This period is robust in activity including Boat Shows, Open Houses and numerous other customer and family events designed to further stimulate sales momentum in advance of the historic summer boating season."

Richard Birnbaum, Chairman of Travis Boats said, "Our team has worked hard over the last 6 months and has made significant progress in expense control, operations and in preparing for the upcoming sales period. Merchandising initiatives including vendor consolidation, reductions in obsolete inventory and improved supply chain will have a long-term positive impact on our performance. Ultimately, these results must include improving sales by having the right boat selection at each store, having well trained, knowledgeable associates and providing an exceptional customer shopping experience."

Key Initiatives - an update and status on various key initiatives follows:

     Senior Inventory Borrowing Agreements - The Company's Senior Inventory Lenders (the "Inventory Lenders") have continued to support Travis Boats and also the Company's continued execution of its business plan. As previously discussed in our Report on Form 10-K/A for the fiscal year ended September 30, 2003, we received notice that the maturity of our inventory borrowing agreements had been approved to be renewed from October 30, 2003 through October 31, 2004 subject to appropriate documentation and no defaults or material adverse changes prior thereto. Pursuant to the correspondence, the borrowing agreements have a seasonally adjusted combined maximum borrowing limits ranging from a seasonal peak of $60.0 million to a seasonal low of $42.5 million.

     Real Estate Borrowing Agreements - As previously discussed in our Report on Form 10-K/A for the fiscal year ended September 30, 2003, we entered into a new $5.3 million real estate loan that fully repaid all of the Company's prior real estate debt with Hibernia National Bank. The financing package provides the Company with appropriate documentation to allow for continuing its announced strategy of selectively marketing certain store locations in sale/leaseback transactions. As of this date, the Company has several properties in preliminary due-diligence and feasibility discussion stages of sale/leaseback proposals with investors.

Travis Boats & Motors, Inc., is a leading multi-state superstore retailer of recreational boats, motors, trailers and related marine accessories in the southern United States. The Company operates 30 store locations in Texas, Arkansas, Oklahoma, Louisiana, Alabama, Tennessee, Mississippi, Georgia and Florida under the name Travis Boating Center. The Company's website is www.travisboatingcenter.com.

                  TRAVIS BOATS & MOTORS, INC. and SUBSIDIARIES
   Unaudited Financial Highlights (in thousands, except share and store data)

                                                   Three Months ended
                                                      December 31,
                                                    2003         2002
                                                  ----------------------

Net sales......................................   $13,275      $17,887
Cost of goods sold.............................    10,625       14,370
                                                  ----------   ---------

Gross profit...................................     2,650        3,517

Selling, general and administrative............     5,457        7,481
Depreciation and amortization..................       537          657
                                                  ----------   ---------
                                                    5,994        8,138

Operating loss.................................    (3,344)      (4,621)
Interest expense...............................      (678)        (812)
Other income...................................        40           20
                                                  ----------   ---------

Loss before income taxes.......................    (3,982)      (5,413)
Income tax benefit.............................       ---        1,830
                                                  ----------   ---------

Net Loss.......................................   ($3,982)     ($3,583)
                                                  ----------   ---------
Preferred stock dividends......................     ($120)       ($120)

                                                  ----------   ---------
Net loss attributable to common shareholders...   ($4,102)     ($3,703)
                                                  ==========   =========

Basic and Diluted Loss Per Share before
dividends......................................    ($0.93)      ($0.83)
   Preferred stock dividends...................    ( 0.03)      ( 0.03)
                                                  ----------   ---------
Basic and Diluted Loss Per Share...............    ($0.96)      ($0.86)
                                                  ==========   =========

Weighted Average Basic
   and Dilutive common shares outstanding......   4,299,727    4,329,727

SUPPLEMENTAL DATA -- (unaudited)
   Cash........................................    $  1,035     $    887
   Inventory, net..............................      38,242       65,865
   Revolving/Inventory debt....................      35,116       58,984
Stores open at end of period...................        30           34


Cautionary Statement for purposes of the Safe Harbor Provisions of the 1995 Private Securities Litigation Reform Act. The statements in this document or in documents incorporated by reference herein that are not historical facts are forward-looking statements as that term is defined in Section 21E of the Exchange Act that involve a number of risks or uncertainties. The actual results of the future events could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are: the impact of seasonality and weather, general economic conditions and the level of discretionary consumer spending, and the Company's execution of its business plans to stop operating losses. These and numerous other risk factors were identified in the Report on Form 10-K/A filed for fiscal year 2003 and other documents filed of record.